Exhibit (H)(3)

EXHIBIT A

Amended ________, 2018

to the

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

Dated July 16, 2009 between

ADVISORSHARES TRUST

and

THE BANK OF NEW YORK MELLON

Series of AdvisorShares Trust:

Dorsey Wright ADR ETF
Peritus High Yield ETF
Ranger Equity Bear ETF
Madrona Domestic ETF
Madrona International ETF
Madrona Global Bond ETF
DoubleLine Value Equity ETF
STAR Global Buy-Write ETF
Newfleet Multi-Sector Income ETF
Sage Core Reserves ETF
Treesdale Rising Rates ETF
Pacific Asset Enhanced Floating Rate ETF
Cornerstone Small Cap ETF
Focused Equity ETF
New Tech and Media ETF
Vice ETF
Dorsey Wright Micro-Cap ETF
Dorsey Wright Short ETF
AdvisorShares Sabretooth ETF

ADVISORSHARES TRUST

By:

Name:

THE BANK OF NEW YORK MELLON

By:

Name: